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                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-47028) and on Forms S-8 (Nos. 333-47786, 333-47788, 333-47790, 333-47860, 333-54500, and 333-54502) of APW Ltd. of our
report dated October 1, 2001, except for information in Note 3 as it relates to the goodwill impairment, and except for information in Note 17, for which the date is December 13, 2001, relating to the financial statements, and of our report dated October 1, 2001 relating to the financial statement schedule, which appear in this Form 10-K/A.

PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
December 13, 2001